Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

July 1, 2020

PG&E Corporation

77 Beale Street

San Francisco, California 94105

Re:	PG&E Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special California counsel to PG&E Corporation, a California corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-236629-01), as amended (the “Registration Statement”) relating to 423,372,629 shares of common stock of the Company, no par value (the “Securities”).

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth herein, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that the Securities have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of California.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

PG&E Corporation

July 1, 2020

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof. We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13936/13951/14929/09310